UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

SCIENTIFIC GAMES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	81-0422894
(State or other jurisdiction of incorporation)	(IRS Employer
Identification No.)

001-11693
(Commission File Number)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	SGMS	The NASDAQ Stock Market
Preferred Stock Purchase Rights		The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐          Emerging growth company

□          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed below in Item 5.07, at the 2021 annual meeting of stockholders of Scientific Games Corporation (the “Company”), the Company’s stockholders approved the amendment and restatement of the Company’s 2003 Incentive Compensation Plan (as so amended and restated, the “2003 Plan”). The amendment and restatement increases the number of shares reserved under the 2003 Plan by 3,500,000 shares and also reflects a change to the 2003 Plan separately approved by the Board of Directors of the Company (the “Board”) to modify the definition of “Change in Control” to reflect the Company’s changed ownership structure following the acquisition by a group of long-term institutional investors of a 34.9% stake of the Company from MacAndrews & Forbes Incorporated.

The material features of the 2003 Plan are described in the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 26, 2021 (the “Proxy Statement”). The above and the description of the 2003 Plan in the Proxy Statement are qualified in their entirety by the text of the 2003 Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 9, 2021, the Company held its annual meeting of stockholders.

At the annual meeting, the Company’s stockholders: (1) elected all of the Company’s nominees for members of the Board to serve for the ensuing year and until their respective successors are duly elected and qualified; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (3) ratified an amendment of the Company’s Regulatory Compliance Protection Rights Plan; (4) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; (5) approved an amendment and restatement of the 2003 Plan; and (6) approved an amendment of the Company’s 2016 Employee Stock Purchase Plan to expand the employees who are eligible to participate in such plan. The proposals are further described in the Company’s Proxy Statement. The Board also approved an amendment and restatement of the Company’s 2016 Employee Stock Purchase Plan that reflects the amendment approved by the Company’s stockholders as well as other changes that were not required to be approved by the Company’s stockholders (as amended and restated, the “ESPP”).

The material features of the ESPP are described in the Proxy Statement. The above and the description of the ESPP in the Proxy Statement are qualified in their entirety by the text of the ESPP, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

The voting results are as follows:

Proposal 1: Election of Directors

	For	Withheld	Broker Non-Votes
Jamie R. Odell	52,809,287	2,190,294	11,672,033
Barry L. Cottle	54,637,183	362,398	11,672,033
Antonia Korsanos	52,460,000	2,539,581	11,672,033
Jack A. Markell	54,815,721	183,860	11,672,033
Hamish R. McLennan	51,534,178	3,465,403	11,672,033
Michael J. Regan	52,302,945	2,696,636	11,672,033
Timothy Throsby	54,852,853	146,728	11,672,033
Maria T. Vullo	54,723,901	275,680	11,672,033
Kneeland C. Youngblood	53,802,229	1,197,352	11,672,033
Virginia E. Shanks	54,854,113	145,468	11,672,033

Proposal 2:  Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
36,662,475	17,712,767	624,339	11,672,033

Proposal 3: Ratification of the Amendment to Extend the Term of Our Regulatory Compliance Protection Rights Plan

For	Against	Abstain	Broker Non-Votes
53,189,941	1,722,273	87,367	11,672,033

Proposal 4: Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm

For	Against	Abstain
66,404,552	168,568	98,494

Proposal 5: Approval of an Amendment and Restatement of the Company’s 2003 Incentive Compensation Plan (as Amended and Restated)

For	Against	Abstain	Broker Non-Votes
39,185,784	15,200,697	613,100	11,672,033

Proposal 6: Approval of an Amendment of the Company’s 2016 Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Votes
54,267,892	649,336	82,353	11,672,033

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Scientific Games Corporation Amended and Restated 2003 Incentive Compensation Plan (Amended and Restated as of June 9, 2021)*

10.2	Scientific Games Corporation Amended and Restated 2016 Employee Stock Purchase Plan (Amended and Restated as of June 9, 2021)*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: June 11, 2021	By:	/s/ Michael C. Eklund
		Name:	Michael C. Eklund
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary